Exhibit 10.9
Assignment
     Whereas, Medtronic, Inc., a Minnesota corporation, having its principal place of business at 710 Medtronic Parkway, NE, Minneapolis, MN 55432 (hereinafter “Assignor”), holds certain rights in the United States and foreign patents and patent applications identified on the attached Schedule 1; and
     Whereas, Kips Bay Medical, Inc., a Delaware corporation, having its principal place of business at 3405 Annapolis Lane, Suite 200, Minneapolis, MN 55447 (hereinafter “Assignee”), desires to acquire the entire right, title and interest in and to the United States and foreign patents and patent applications identified on the attached Exhibit A and in and to the inventions described and claimed therein (hereinafter the “Patents”);
     Whereas, Assignor agrees to assign the Patents to Assignee;
     In exchange for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby irrevocably assigns to Assignee, and its successors and assigns:
(1)	The entire right, title and interest to the Patents; and

(2)	The right to apply for patents in foreign countries in its own name and to claim any priority rights to which such foreign applications are entitled under international conventions, treaties or otherwise; and

(3)	The right to enforce patent rights to such Patents, as fully and entirely as the same would have been held and enjoyed by the Assignor if this assignment had not been made; together with all claims by Assignor for damages by reason of past infringement or for provisional rights and including the right to sue for, and collect the same for its own use and benefit, and for the use and benefit of its successors, assigns, and other legal representatives.
     Assignor agrees that all Patents shall belong exclusively to Assignee, with Assignee having the right to obtain and to hold in its own name such patents, or such other perfection, registration, certification, or protection as may be obtained or applicable to the subject matter, and any extensions and renewals thereof.
     Assignor hereby authorizes and requests the Commissioner of Patents to issue to Assignee any patents that may be granted in accordance with this Assignment.
     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. The signatures from each counterpart may be combined with a copy of the Agreement to constitute the entire Agreement.

MEDTRONIC, INC.

Date:	August 26, 2008	By:	/s/ Michael J. Jaro
			Name:	Michael J. Jaro

			Title:	VP and Chief Patent Counsel

     On this 26th day of August, 2008, before me, a notary public in and for said county, appeared Michael J. Jaro of Medtronic, Inc., the person who signed this instrument, who acknowledged that he or she signed it as a free act on behalf of said company with authority to do so.

/s/ Patricia J Muhich
Notary Public
[Seal]

Schedule 1
Mesh Graft Patent Rights

Docket No.	Country	Status	Application No.	Date
P0010899.00	United States	Inactive	60/466,266	04/28/03
P0010899.00	United States	Filed	10/834,360	04/28/04
P0010899.01	Patent Coop. Treaty	Inactive	US04/012973	04/28/04
P0010899.02	United States	Filed	10/987,313	11/12/04
P0010899.03	Patent Coop. Treary	Inactive	US04/037827	11/12/04
P0010899.04	Canada	Filed	2,523,812	04/28/04
P0010899.05	Japan	Filed	513369/06	04/28/04
P0010899.06	European Pat. Conv.	Filed	4760409.5	04/28/04
P0010899.07	South Africa	Filed	2005/08920	04/28/04
P0010899.09	United States	Filed	11/797,648	05/04/07
P0010899.10	European Pat. Conv.	Filed	4810845	11/12/04
P0010115.00	United States	Inactive	10/201,498	07/23/02
P0010115.00	United States	Inactive	60/308,471	07/27/01
P0010115.01	Patent Coop. Treaty	Inactive	US02/23383	07/23/02
P0010115.02	European Pat. Conv.	Filed	2752537.7	07/23/02